Exhibit 99.1

FOR IMMEDIATE RELEASE
THURSDAY, JULY 7, 2005
Contact:
David J. Vander Zanden	Mary M. Kabacinski
President / CEO	EVP / CFO
920-882-5602	920-882-5852

W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

School Specialty Announces Early Termination of Hart-Scott-Rodino Waiting Period

GREENVILLE, WI., July 7 /PRNewswire-First Call/ -- School Specialty, Inc. (Nasdaq: SCHS) today announced it has received notification from the Federal Trade Commission that it has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the previously announced definitive merger agreement that provides for the acquisition of School Specialty by an affiliate of Bain Capital Partners, LLC (“Bain Capital”).

The transaction, which is expected to be completed in School Specialty’s second fiscal quarter ending October 29, 2005, remains subject to receipt of debt financing, as well as approval by School Specialty’s shareholders and other customary conditions.  An affiliate of Bain Capital has provided a commitment letter with respect to equity financing for the transaction.  The deal is expected to be consummated through a newly formed corporation (the “Buyer”) whose use of the committed financing is subject to certain provisions in the definitive agreement with respect to market conditions at the time the deal is expected to be completed.

In connection with School Specialty’s solicitation of proxies for the meeting of shareholders to be called with respect to the proposed merger, School Specialty filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) on June 28, 2005, and will furnish to shareholders of School Specialty a definitive proxy statement when available.  Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important information.  Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail to School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin 54942, Attention: Chief Financial Officer, by telephone to 920-734-5712, or from School Specialty’s website, http://www.schoolspecialty.com.

About School Specialty, Inc.

School Specialty is an education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities.

Through each of our leading brands, we design, develop and provide preK-12 educators with the latest and very best resources in the areas of early childhood, arts education, reading and literacy, personal effectiveness and character education, coordinated school health, special learning needs, core academics, and career development as well as classroom essentials and learning environments.  Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.  For more information about School Specialty and each of our brands visit http://www.schoolspecialty.com .

Safe Harbor Statement

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  School Specialty may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure of the buyer in the proposed merger to obtain financing or the failure to satisfy the other closing conditions.  These factors, and other factors that may affect the business or financial results of School Specialty are described in School Specialty’s filings with the SEC, including Exhibit 99.2 to School Specialty’s annual report on Form 10-K for the fiscal year ended April 24, 2004.

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